Exhibit 99.2
Earnings Conference Call Results for the 3rd Quarter 2010 Supplemental Slides October 25, 2010

Consolidated Gross Margin Variance Allocations For the three months ended September 2010 vs. 2009 (1) (dollars in thousands) $3,537 ($2,950) $17,823 $3,204 $21,614 16.4% (13.6%) 14.8% 82.4% 100.0% (1) Reference Non-GAAP reconciliation of Gross Margin on slide 8. (2) Other Margin includes revenues recorded for reduced kWh sales related to energy efficiency programs, transmission, Renewable Energy Program Rate, and other electric revenues.

Consolidated Gross Margin Variance Allocations For the nine months ended September 2010 vs. 2009 (1) (dollars in thousands) (1) Reference Non-GAAP reconciliation of Gross Margin on slide 9. $94,365 ($24,759) $3,506 $1,893 $75,005 125.8% (33.0%) 2.5% 4.7% 100.0% (2) Other Margin includes revenues recorded for reduced kWh sales related to energy efficiency programs, transmission, Renewable Energy Program Rate, and other electric revenues.

NV Energy South - Volume Sales (MWh) Note: Does not include Public Authorities and Street Lights

NV Energy North - Volume Sales (MWh) Note: Does not include Street Lights

Weather Trends Heating Degree Days & Cooling Degree Days

Average Residential Customer Growth For the three months ended September 30, 2010 (1) 0.4% 4.9% -0.3% 1.4% -0.1% 2.7% 2.7% 0.3% 0.3% 0.7% (1) Actual residential growth as compared to same period in prior year.

Reconciliation of Non-GAAP Financial Measures For the three months ended September 30, 2010 Gross Margin (dollars in thousands)

Reconciliation of Non-GAAP Financial Measures For the nine months ended September 30, 2010 Gross Margin (dollars in thousands)